UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2012 (October 23, 2012)

Flagstone Reinsurance Holdings, S.A.
(Exact name of registrant as specified in its charter)

Luxembourg	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Avenue de la Gare
L-1611 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  +352 273 515 30

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On October 23, 2012, Flagstone Reinsurance Holdings, S.A. (“Flagstone”) issued a press release announcing that it has established the date for an extraordinary general meeting of its shareholders.  The extraordinary general meeting will be held on Wednesday, November 28, 2012, at 2:00 p.m. Central European Time, at Hôtel Le Royal Luxembourg, 12 Boulevard Royal, Luxembourg L-2449, Grand Duchy of Luxembourg.  At the extraordinary general meeting, Flagstone shareholders will be asked to consider and vote upon a proposal to approve the previously announced Agreement and Plan of Merger dated as of August 30, 2012, among Flagstone, Flagstone Reinsurance Holdings (Bermuda) Limited (“Flagstone Bermuda”), Validus Holdings, Ltd. and Validus UPS, Ltd., the merger of Flagstone with and into Flagstone Bermuda and the First-Step Statutory Merger Agreement dated as of September 27, 2012, between Flagstone and Flagstone Bermuda.  Shareholders will also be asked to consider and vote upon a non-binding advisory proposal to approve the compensation that may become payable to Flagstone’s named executive officers in connection with the completion of the transaction.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 23, 2012, of Flagstone Reinsurance Holdings, S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTONE REINSURANCE HOLDINGS, S.A.

	By:	/s/ William F. Fawcett
Name: William F. Fawcett
Title: General Counsel
Date: October 23, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 23, 2012, of Flagstone Reinsurance Holdings, S.A.